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                                                                     EXHIBIT 4.1

                              CERTIFICATE OF TRUST
                                       OF
                                 FLAGSTAR TRUST


     THIS Certificate of Trust of Flagstar Trust (the "Trust") has been duly executed and is being filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

     1. Name. The name of the business trust being formed hereby is Flagstar Trust.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Omni Bank, National Association, 499 Mitchell Street, Millsboro, Delaware, 19966, Attn: Robert D. Brown, Vice President, Mail Code 101-591.


     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accord with 12 Del. C. Section 3810.

                                          FIRST OMNI BANK NA,  not in its
                                          individual  capacity  but solely
                                          as trustee of the Trust

                                          By: /s/ Robert Brown
                                          -------------------------------------
                                          Name: Robert Brown
                                          Title: Vice President


                                          MICHAEL W. CARRIE, not in his
                                          individual capacity but solely as
                                          trustee of the Trust

                                             /s/ Michael W. Carrie
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